Exhibit 99.1

November 22, 2019

To the Shareholders of Community West Bancshares:

We are happy to report that Community West Bancshares recently released its financial results for the third quarter of 2019. Among the highlights was net income of $2.2 million for the quarter ending on September 30, compared to $1.6 million for the prior quarter, and net income of $5.2 million for the first nine months of 2019, compared to $6.1 million in the first nine months of 2018. Attached is an investor fact sheet for your review, providing information about growth in deposits, stockholders’ equity and other benchmarks.

Community West delivered solid third quarter results, fueled by growing revenues and an expanding net interest margin. Loan growth remains steady, with a 5% increase in the loan portfolio compared to a year ago, and strong total demand deposits, which increased 20% year-over-year as we continue to improve our core funding position. We will continue to focus on high quality earnings growth, while managing our operating efficiencies and expanding our brand throughout California’s Central Coast.

The Board of Directors declared a quarterly cash dividend of $0.055 per common share, payable November 29, 2019 to common shareholders of record on November 14, 2019. The current annualized yield, based on the closing price of Community West Bancshares (CWBC) shares of $9.89 on September 30, 2019, was 2.17%.

Our bank celebrates its 30th anniversary in 2019, and we continue to build on our long-term vision to be the leading community bank serving families, businesses and non-profit organizations along the Central Coast of California. The new branch office opened last year in downtown Paso Robles is our second in San Luis Obispo County and eighth full-service banking office overall. From Westlake Village in the south to Paso Robles in the north, Community West Bank is the largest publicly traded and only community bank headquartered and serving all of Ventura, Santa Barbara and San Luis Obispo counties.

We are focused on growing the Community West Bank franchise while delivering improved operating results. And we are proud that Community West was awarded a “Premier” rating in April 2019, by The Findley Reports. For 50 years, Findley has recognized the financial performance of banking institutions in California and the western United States, focusing on four ratios: growth, return on beginning equity, net operating income as a percentage of average assets, and loan losses as a percentage of gross loans. It is an honor for Community West Bank to once again be recognized so favorably by The Findley Reports.

We appreciate the continued support from you, our shareholders, as we pursue our growth opportunities.

Sincerely,

William R. Peeples	Martin E. Plourd
Chairman of the Board	President and Chief Executive Officer

COMMUNITY WEST BANCSHARES

NASDAQ: **CWBC**
$9.89
OCTOBER 25, 2019

The IR Group

FACT SHEET

Total Loan Portfolio

$790 Million at 9/30/19



2.1%
13.9%
32.1%
2.2%
49.7%
Commercial
Commercial Real Estate
SBA
Manufactured housing
Other

Deposit Portfolio

$762 Million at 9/30/19



27.3%
15.0%
11.9%
43.8%
2.0%
Non-interest-bearing
Interest-bearing
Savings
CDs over 250K
CDs under 250K

THIRD QUARTER 2019 HIGHLIGHTS

- Net income was $2.2 million, or $0.25 per diluted share, in 3Q19, compared to $1.6 million, or $0.18 per diluted share in 2Q19, and $2.4 million, or $0.27 per diluted share in 3Q18.
- Net interest margin improved to 4.10% for 3Q19, compared to 4.07% for 2Q19 and 4.02% for 3Q18.
- Total non-interest expense was $6.5 million in 3Q19, compared to $6.8 million in 2Q19 and $6.4 million in 3Q18.
- Total demand deposits decreased slightly to $448.0 million at September 30, 2019, compared to $456.3 million at June 30, 2019, and increased $75.4 million compared to $372.6 million at September 30, 2018.
- Total loans increased to $789.5 million at September 30, 2019, compared to $788.9 million at June 30, 2019, and increased $35.7 million compared to $753.7 million at September 30, 2018.
- Book value per common share increased to $9.40 at September 30, 2019, compared to $9.19 at June 30, 2019, and $9.13 at September 30, 2018.
- Provision (credit) for loan losses was ($75,000) for the quarter, compared to a provision for loan losses of $177,000 for 2Q19, and a credit for loan losses of ($197,000) for 3Q18.
- Total risked based capital improved to 11.18% for the Bank at September 30, 2019, compared to 10.67% at June 30, 2019 and 10.79% at September 30, 2018.
- Net nonaccrual loans totaled $5.5 million at September 30, 2019, compared to $3.0 million at June 30, 2019, and $3.8 million at September 30, 2018.
- Other real estate owned was $317,000 at September 30, 2019, compared to $1.1 million at June 30, 2019, and zero at September 30, 2018.

FINANCIAL HIGHLIGHTS

Period	EPS diluted	Total assets*	Nonaccrual loans, net/total loans	ALL/loans held for investment	Net Interest Margin
3Q19	$ 0.25	$ 903	0.69%	1.19%	4.10%
3Q18	$ 0.27	$ 855	0.50%	1.21%	4.02%
2018	$ 0.88	$ 877	0.44%	1.21%	4.07%
2017	$ 0.57	$ 833	0.61%	1.24%	4.34%
2016	$ 0.62	$ 711	0.38%	1.31%	4.60%

$ in millions except per share data
** at end of period*

ABOUT COMMUNITY WEST BANCSHARES

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank serving California's Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties. Community West Bank has eight full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura, Westlake Village, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are Relationship business banking, Manufactured Housing lending and Government Guaranteed lending.

CWBC OCTOBER 25, 2019

Community West Bank

Recent Price	$9.89	Market Cap	$83.7M
Shares Outstanding	8.5M	Book Value per Common Share	$9.40
Estimated Float	5.3M	Price/Book	1.05x
52-Week Range	$9.44-$11.86	Institutional Ownership	31.6%
Net Interest Margin*	4.10%	Insider Ownership	19.5%

*most recent quarter

FINANCIAL HIGHLIGHTS
(in thousands, except per share)

Income Statement	Three Months Ended 30-Sep-19	30-Jun-19	30-Sep-18
Interest income	$ 11,719	$ 11,367	$ 11,201
Interest expense	2,921	2,869	2,573
Net interest income before provision for loan losses	8,798	8,498	8,628
Provision for loan losses	(75)	177	(197)
Net interest income after provision for loan losses	8,873	8,321	8,825
Non-interest income	647	692	641
Non-interest expenses	6,464	6,760	6,402
Income before income taxes	3,056	2,253	3,064
Provision for income taxes	902	673	695
Net income	2,154	1,580	2,369
Earnings per common share:			
Basic	$ 0.25	$ 0.19	$ 0.29
Diluted	$ 0.25	$ 0.18	$ 0.27

Balance Sheet	30-Sep-19	30-Jun-19	30-Sep-18
Total assets	$ 903,252	$ 905,567	$ 854,709
Total stockholders' equity	$ 79,596	$ 77,829	$ 75,557
Total deposits	$ 761,672	$ 765,111	$ 719,942
Net loans	$ 780,589	$ 780,021	$ 745,222

Asset Quality	30-Sep-19	30-Jun-19	30-Sep-18
Nonaccrual loans, net	$ 5,476	$ 3,016	$ 3,755
Nonaccrual loans, net/total loans	0.69%	0.38%	0.50%
Nonaccrual loans plus other assets acquired through foreclosure, net	$ 5,793	$ 4,090	$ 3,755
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.64%	0.45%	0.44%
Net loan (recoveries) charge-offs in the quarter	$ (69)	$ (62)	$ (94)
Net loan (recoveries) charge-offs in the quarter/total loans	(0.01%)	(0.01%)	(0.01%)

CORPORATE HEADQUARTERS

Community West Bank
445 Pine Avenue
Goleta, CA 93117
Phone (805) 692-5821
www.communitywestbank.com

TOP INSTITUTIONAL SHAREHOLDERS *

First Securities America	6.72%
Stieven Capital Advisors	5.37%
Cutler Capital	3.24%
Siena Capital	2.76%
Wellington Management	2.75%
Dimensional Fund	1.90%
M3F	1.53%
Context BH Capital	1.11%
Western Standard	0.95%
AllianceBernstein	0.93%
Vanguard	0.65%
Bridgeway Capital	0.55%

**information from SNL as of 6/30/19*

MANAGEMENT TEAM

Martin E. Plourd
President & Chief Executive Officer
Susan C. Thompson
EVP & Chief Financial Officer
T. Joseph Stronks
EVP , Chief Operating Officer
William F. Filippin
EVP & Chief Banking Officer
Paul S. Ulrich
EVP & Chief Credit Officer

The company described in this report is a client of The IR Group, Inc., a securities industry relations firm. This report was prepared using information obtained from management and from publications available to the public. This report does not purport to be a complete statement of all material facts and is not to be construed as a recommendation or solicitation to buy or sell securities of the company described herein. Upon receiving a written request sent to its website www.theIRgroup.com. The IR Group will provide a package of detailed information on the client company. The IR Group is compensated by the client company for services rendered on a continuing basis and consequently, the amount of such compensation related to the preparation and distribution of this report is not separately determinable. The IR Group and/or its employees and/or members of their families, may have a long position in the securities of the company described herein.

Issued: October 25, 2019